UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 17, 2016

Malvern Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania	19301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(610) 644-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2016, Ralph K. Packard notified the Board of Directors of Malvern Bancorp, Inc. (the “Company”), the holding company for Malvern Federal Savings Bank (the “Bank”), of his decision to resign from the Boards of Directors of both the Company and the Bank, effective as of March 17, 2016.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

On February 17, 2016, the Company’s Board of Directors amended the Section 2.8 of the Company’s Bylaws to provide that, other than in a contested election and subject to the rights of any holders of preferred stock, nominees for directors shall be elected by a majority of votes cast by shareholders at any meeting for the election of directors at which a quorum is present. Pursuant to newly adopted subsection (d) to Section 2.8 of the Bylaws, if a nominee for director does not receive at least a majority of the votes cast in a non-contested election, he or she is required to tender his/her resignation to the Board of Directors. The Board of Directors, after considering the recommendation of the Nominating and Corporate Governance Committee, shall thereafter consider and act on such tendered resignation and publicly disclose its determination. The amendments to the Company’s Bylaws provide that, in the event of a contested election of directors, directors are to be elected by a plurality of the votes cast. Prior to the amendments to Section 2.8 of the Company Bylaws, directors were elected by a plurality vote of the Company’s shareholders in all instances.

The amendments to Section 2.8 of the Company’s Bylaws, which were effective as of February 17, 2016 upon adoption by the Board of Directors, are shown below.

(c) ~~Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If, at any meeting of the shareholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.~~ Subject to the rights of the holders of any series of the Corporation’s preferred stock to elect directors under specified circumstances, directors shall be elected by a majority of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Section 2.8, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes to withhold authority in each case and shall exclude abstentions and broker non-votes with respect to that director’s election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Section 2.8, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Board of Directors as of the close of the period that any shareholder may submit a notice of director nomination in accordance with Section 3.12 hereof, based on whether one or more notice(s) of nomination were timely filed in accordance with said Section 3.12; provided, however, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

(d) If a nominee for director who is an incumbent director is not elected and no successor was elected at the meeting at which the director was not re-elected, the director shall immediately tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 45 days from the date of public disclosure of the results of the shareholders’ meeting in the Corporation’s reports filed with the Securities and Exchange Commission. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Section 2.8(d), or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Corporation’s Articles of Incorporation or may decrease the size of the Board of Directors pursuant to the provisions of Section 3.1 of these Bylaws.

A copy of the Company’s Amended and Restated Bylaws is included as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On February 17, 2016, the Company’s Board of Directors adopted resolutions to submit to shareholders, at the Annual Meeting to be held in 2017, amendments to the Company’s Articles of Incorporation to:

•	declassify the Company’s Board of Directors such that each director will be elected to a one-year term rather than the staggered three-year terms currently provided in the Articles of Incorporation;

•	delete current Article IX from the Company’s Articles of Incorporation in its entirety (which Article IX generally prohibits a shareholder of the Company from acquiring or offering to acquire more than 10% of the issued and outstanding shares of any class of equity securities of the Company); and

•	revise current Article XI of the Company’s Articles of Incorporation to amend the 75% super-majority shareholder approval requirement for certain mergers and similar transactions to provide that such transactions will be required to be approved only by a majority of the issued and outstanding shares of the Company’s Common Stock or, if the transaction is recommended by two-thirds of the Company’s Board of Directors, the approval standard by law (which generally is a majority of the votes cast by shareholders entitled to vote).

The proposed amendments to the Company’s Articles of Incorporation will be described in more detail in proxy materials to be provided in connection with the Company’s Annual Meeting of Shareholders to be held in 2017. All of the Company's directors have consented to be re-nominated to a one-year term at the 2017 Annual Meeting, assuming the Company's shareholders approve the proposed amendment to the Articles of Incorporation to declassify the Board.

On February 18, 2016, the Company issued a press release announcing that Howard Kent has replaced George Steinmetz as Chairman of the Boards of Directors of the Company and the Bank. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibits are included herewith.

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Malvern Bancorp, Inc.
99.1	Press Release, dated January 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Date: February 19, 2016	By:	/s/ Joseph Gangemi
Joseph D. Gangemi
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Malvern Bancorp, Inc.
99.1	Press Release, dated January 18, 2016